UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 15, 2007
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-11718 (Commission File No.)	36-3857664 (IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
2007 — 2009 Long-Term Cash Incentive Plan:
On May 15, 2007, the Board of Directors (the “Board”) of Equity LifeStyle Properties, Inc. (the “Company”) approved a Long Term Cash Incentive Plan (the “Plan”), effective as of January 1, 2007, together with an award thereunder as described below (the “2007 Award”) and related form of 2007 Award Agreement, effective as of May 15, 2007 (the “Grant Date”) to provide a long-term cash bonus opportunity to certain members of the Company’s management and executive officers, excluding the Company’s Chief Executive Officer (the “Participants”). Such Board approval was upon recommendation by the Company’s Compensation, Nominating and Corporate Governance Committee (the “Committee”).
The total cumulative 2007 Award payment for all Participants (the “Eligible Payment”) is based upon the Company’s Compound Annual Funds From Operations Per Share Growth Rate (“FFO/Share CAGR”) over the three-year period ending December 31, 2009 (the “Performance Period”). The amount of the Eligible Payment shall be determined by taking the FFO/Share CAGR, as determined by the Committee, and selecting the Eligible Payment from the table below associated with such FFO/Share CAGR. The FFO/Share CAGR shall be rounded down to the nearest whole number percentage because the FFO/Share CAGR shall not include the expense effects of the Plan.

FFO/Share CAGR	Eligible Payment

7.00%	$0
8.00%	$545,000
9.00%	$1,075,000
10.00%	$2,825,000
11.00%	$3,525,000
12.00%	$4,225,000
13.00%	$4,925,000
14.00%	$5,625,000
15.00%	$6,325,000
The Eligible Payment shall be further adjusted upward or downward based on the Company’s Total Return (as defined in the 2007 Award Agreement) for the Performance Period compared to a selected peer group. The Participants have the right to receive a pro rata share of the Eligible Payment, as adjusted, subject to satisfaction of conditions outlined in the Plan and the 2007 Award Agreement. The executive officer’s pro rata share of the Eligible Payment, as adjusted, is zero until 10.00% FFO/Share CAGR is achieved. The 2007 Award will be paid in cash promptly upon completion of the Company’s annual audit for the 2009 fiscal year and upon satisfaction of the vesting conditions as outlined in the Plan and 2007 Award Agreement.

In accordance with Statement of Financial Accounting Standard No. 123(R) “Share Based Payment”, the Company will accrue compensation expense related to the 2007 Award from the Grant Date through December 31, 2009 based on a determination of the probable outcome of the performance conditions.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit 99.1	Equity LifeStyle Properties, Inc. Long-Term Cash Incentive Plan
Exhibit 99.2	Equity LifeStyle Properties, Inc. Long-Term Cash Incentive Plan — Form of 2007 Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Michael B. Berman
Michael B. Berman
Executive Vice President and Chief Financial Officer

Date: May 21, 2007